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                                                                   EXHIBIT 10.20

                              SAFETY HOLDINGS, INC.


                                       October 16, 2001


To the Persons listed on
  Schedule A attached hereto

     Re:  TAX INDEMNITY

Ladies and Gentlemen:

     As you know, Safety Holdings, Inc. (the "COMPANY") and the persons and entities whose names are set forth on Exhibit A hereto (collectively, the "MANAGEMENT STOCKHOLDERS" or "INDEMNITEES") propose to enter into that certain Management Subscription Agreement (the "SUBSCRIPTION AGREEMENT") dated as of October __, 2001, pursuant to which each Stockholder will (i) subscribe for a certain number of shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), (ii) tender in consideration of the subscription for such Common Stock a promissory note executed and delivered by the Stockholder in favor of the Company (the "NOTES") and/or cash and (iii) enter into a Stock Pledge Agreement (the "PLEDGE AGREEMENTS") in favor of the Company in order to secure the payment of amounts due under the Notes. As a condition precedent to each Stockholder's acquisition of the Common Stock, the Company agrees to the matters set forth in this letter agreement (the "LETTER AGREEMENT").

1. DEFINED TERMS. As used in this Letter Agreement, the following terms shall have the following respective meanings:

     "After-Tax Basis" means, with respect to any payment to be received (to the extent the receipt of such payment constitutes taxable income to such recipient), the amount of such payment increased so that, after deduction of the amount of all Taxes (taking into account any related credits or deductions claimed in the same or a prior period for which such Taxes are imposed ) with respect to the receipt by the recipient of such amounts, such increased payment is equal to the payment otherwise required to be made.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Final Determination" means the earliest to occur of the following: (i) the entering of a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (I.E., when

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all appeals allowable hereby and by law have been exhausted by either party to the action or the time for filing such appeals has expired), (ii) the execution of a closing agreement under Section 7121 of the Code or similar provision of state or local law, or any other binding settlement agreement in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or (iv) the point in time at which the contest of a proposed adjustment otherwise ends and payment with respect to such adjustment is required to be made.

     "IRS" means the United States Internal Revenue Service.

     "Required Tax Return Positions" mean the positions that for U.S. federal income Tax purposes (i) the Common Stock purchased by each Indemnitee constitutes property transferred to such Indemnitee in connection with the performance of services pursuant to Section 83(a) of the Code and (ii) the price paid by each Indemnitee for the Common Stock purchased pursuant to the Subscription Agreement was equal to the fair market value of the Common Stock on the date of purchase and, accordingly, each Indemnitee is not required to recognize any income or gain in connection with the filing by such Indemnitee of an election under Section 83(b) of the Code. Any one of the above positions shall be referred to herein as a "Required Tax Return Position."

     "Tax" or "Taxes" means all U.S. federal, state or local taxes, levies, imposts, deductions, charges and withholdings of any kind and any related interest and penalties.

     "Tax Loss" means any Final Determination with respect to an Indemnitee resulting in an increase in the U.S. federal, state or local income Tax imposed on such Indemnitee to the extent such Final Determination arises from the determination of the IRS that the value of the Common Stock received by such Indemnitee pursuant to the Subscription Agreement was higher than the purchase price agreed upon by the Company and the Indemnitees as set forth in the Subscription Agreement, assuming that (i) each Indemnitee has properly completed, executed and filed a form of election under Section 83(b) of the Code with the IRS within thirty (30) days of the purchase of the Common Stock as required under the Subscription Agreement and (ii) pursuant to such election, such Indemnitee has, for U.S. federal, state and local income Tax purposes, included in taxable income for the taxable year in which the Common Stock was purchased the excess of the fair market value of the Common Stock over the consideration paid for such Common Stock.

2. TAX INDEMNIFICATION. If any Indemnitee incurs a Tax Loss, the Company shall be liable for and shall indemnify, defend and hold harmless such Indemnitee with respect to such Tax Loss as follows:

     (a) The Company shall pay to such Indemnitee on an After-Tax Basis an amount equal to the sum of (i) (A) the excess of the value of the Common Stock as determined by the IRS over the value of the Common Stock as determined by the parties under the Subscription Agreement (the "INCREASE AMOUNT") multiplied by
(B) a percentage that is equal to the excess of (1) the combined U.S. federal, state and local tax rate on ordinary income (the "COMBINED ORDINARY INCOME RATE"), taking into account the

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state of residence of such Indemnitee and the deductibility, to the extent actually allowed to such Indemnitee, of state taxes for U.S. federal income tax purposes, over (2) the combined U.S. federal, state and local tax rate on long-term capital gains (the "COMBINED CAPITAL GAINS RATE"), taking into account the state of residence of such Indemnitee and the deductibility, to the extent actually allowed to such Indemnitee, of state taxes for U.S. federal income tax purposes, plus (ii) any interest, penalties or additions relating to such Tax Loss, plus (iii) such Indemnitee's portion of FICA taxes, if any, applicable to the Increase Amount.

     (b) The Company shall loan to such Indemnitee (the "LOAN"), on an interest-free basis, an amount equal to the Increase Amount multiplied by the Combined Capital Gains Rate. Such Loan shall be secured by all of the Common Stock owned by such Indemnitee. In connection with such Loan, the Company shall pay to such Indemnitee on an After-Tax Basis an amount equal to the U.S. federal tax imposed on such Indemnitee pursuant to Section 7872 of the Code due to the Loan having a below market rate of interest. When the Indemnitee disposes of the Common Stock, the Indemnitee will be required to repay to the Company the amount of such Loan; PROVIDED, HOWEVER, that if the Combined Capital Gains Rate in effect at the time of disposition of the Common Stock is less than the Combined Capital Gains Rate in effect on the date hereof, the Indemnitee's obligation to repay the Loan is limited to (i) the product of (A) the Increase Amount and
(B) the Combined Capital Gains Rate at the time of disposition reduced by
(ii) the amount equal to any U.S. federal, state or local Tax imposed on such Indemnitee as a result of the partial forgiveness of the Loan.

     (c) The Company shall not be liable for and shall not indemnify, defend and hold harmless any Indemnitee with respect to a Tax Loss or portion thereof if it can be clearly established that (i) such Tax Loss would not have occurred but for such Indemnitee's failure to comply with Section 5 or such Indemnitee's intentional or grossly negligent failure to mitigate such Tax Loss, (ii) such Tax Loss or portion thereof arose as a result of a recharacterization of the Notes or otherwise in connection with the financing of the Indemnitee's purchase of the Common Stock or (iii) such Indemnitee has taken a position on any U.S. federal, state or local Tax return that is inconsistent with any Required Tax Return Position.

     (d) Upon the occurrence of any event that could result in indemnification pursuant to this Section 2 (including the delivery in writing by the IRS of a proposed adjustment with respect to any Indemnitee that, if sustained, would result in a Tax Loss for which the Company may be required to indemnify such Indemnitee), an Indemnitee shall, within 30 days of notice of such event, give written notice (the "TAX NOTICE") to the Company setting forth in reasonable detail the computations and methods used in computing the indemnity amounts under this Letter Agreement. Any such Tax Notice shall (i) be signed by such Indemnitee, (ii) state in reasonable detail the basis upon which such amount or adjustment has been determined and (iii) certify that such amount or adjustment has been determined in compliance with this Letter Agreement.

     (e) Payments of the indemnity amounts under this Letter Agreement shall be made commencing on the later of (i) 30 days after the date of an Indemnitee's Tax Notice

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described above, (ii) 15 day before the due date for the payment of any amount by the Indemnitee on account of the Tax Loss and (iii) if any such payment is contested pursuant to Section 4, 30 days after the date of a final determination with respect to such Tax Loss; PROVIDED, HOWEVER, that in connection with payments of indemnity amounts with respect to Taxes imposed under Section 7872 of the Code as referred to in Section 2(b) hereof, payments of such indemnity amounts shall be made within 30 days of the end of each taxable year in which an Indemnitee must include in income any amounts pursuant to Section 7872 of the Code.

3. TAX SAVINGS. If any Indemnitee, as a result of a Tax Loss for which the Company has indemnified such Indemnitee, realizes any U.S. federal, state or local income Tax savings that it would not have realized but for such Tax Loss (or the event or circumstance giving rise thereto), which Tax savings have not previously been taken into account in computing the amount of an indemnity payable hereunder, then such Indemnitee shall pay to the Company an amount equal to the sum of (i) such net U.S. federal, state or local income Tax savings and
(ii) any interest received or credited in respect of such Tax savings; PROVIDED, HOWEVER, that such Indemnitee shall not be required to make any payment pursuant to this Section 3 to the extent that the amount of such payment would exceed the amount of all prior payments by the Company to such Indemnitee pursuant to
Section 2 less the amount of all prior payments by such Indemnitee pursuant to this Section; PROVIDED, FURTHER, that the amount of any excess described in the preceding proviso shall reduce PRO TANTO any amount that the Company is subsequently obligated to pay pursuant to Section 2. Any payment due to the Company pursuant to this Section 3 shall be paid promptly and, in any event, within 30 days after such Indemnitee shall take such Tax savings into account in determining its estimated tax liability.

4. CONTESTS. If, within 30 days of receipt of a Tax Notice from an Indemnitee (or such shorter period as such Indemnitee has notified the Company is required by law or regulation for such Indemnitee to contest such Tax Loss), the Company shall request in writing that such Indemnitee contest such Tax Loss, such Indemnitee shall, at the Company's expense, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) by, in the sole discretion of the Company, (i) resisting payment thereof, (ii) not paying the same except under protest, if protest is necessary and proper, (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (iv) taking such other action as is reasonably requested by the Company from time to time; PROVIDED, HOWEVER, that (x) if such contest can be pursued independently from any other proceeding involving a Tax liability of such Indemnitee, such Indemnitee, at the Company's request, shall allow the Company to conduct and control such contest and (y) in the case of any contest that the Company is not entitled to control, the Indemnitee may request the Company to conduct and control such contest if possible or permissible under applicable law or regulation.

     Notwithstanding the foregoing provisions of this Section 4, such Indemnitee shall not be required to take any action and the Company shall not be able to contest such claim or Tax in its own name or that of such Indemnitee unless
(i) the Company shall have agreed to pay, and shall pay, to such Indemnitee on demand all reasonable out-of-

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pocket third party costs and expenses that such Indemnitee may incur in connection with contesting such claim or Taxes, including all reasonable legal (including non-duplicative internal counsel), accounting and investigatory fees and disbursements, (ii) the amount of the potential indemnity exceeds $50,000,
(iii) the action to be taken will not result in any material risk of criminal penalties and (iv) if such contest shall involve the payment of the Tax prior to the contest, the Company shall, at its option (and notwithstanding anything herein to the contrary), either (A) pay such Indemnitee for such Taxes or (B) provide to such Indemnitee an interest-free advance in an amount equal to the Tax which such Indemnitee is required to pay (with no additional net after-tax cost to such Indemnitee). In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

     Any Indemnitee shall consult in good faith with the Company regarding the conduct of any contest controlled by such Indemnitee, shall keep the Company fully informed as to the status of the contest and shall consider in good faith all suggestions made by the Company regarding the conduct of any such contest, subject to preserving counsel privilege in the Indemnitee's reasonable judgment. An Indemnitee shall not have the right to settle or compromise a contest without the prior written consent of the Company, such consent not to be unreasonably withheld. If an Indemnitee agrees to a settlement or compromise of such contest without the prior written consent of the Company, such Indemnitee shall waive its rights to any indemnity from the Company that otherwise would be payable in respect of such claim and shall pay to the Company any amount previously paid or advanced by the Company pursuant to this Section 4 with respect to such Taxes other than contest costs paid by the Company pursuant to this Section 4 as it relates to such contest.

5. COOPERATION AND EXCHANGE OF INFORMATION. Each party hereto agrees to provide to the other party such information as such other party shall reasonably request in connection with the preparation of filing of any Tax return not inconsistent with this Letter Agreement or in conducting any audit or other proceeding in respect of Taxes or to carry out the provisions of this Letter Agreement.

6. COUNTERPARTS. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

7. TERMINATION. This Letter Agreement may be terminated only by a written instrument executed by each party hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first written above.

                                           SAFETY HOLDINGS, INC.


                                           By: /s/A. Richard Caputo, Jr.
                                               ---------------------------------
                                              Name:   A. Richard Caputo, Jr.
                                              Title: Vice President

Acknowledged and Agreed:


/s/David F. Brussard
----------------------------
Name: David F. Brussard


/s/William J. Begley, Jr.
----------------------------
Name: William J. Begley, Jr.


/s/Daniel F. Crimmins
----------------------------
Name: Daniel F. Crimmins


/s/Robert J. Kerton
----------------------------
Name: Robert J. Kerton


/s/David E. Krupa
----------------------------
Name: David E. Krupa


/s/Daniel D. Loranger
----------------------------
Name: Daniel D. Loranger


/s/Edward N. Patrick, Jr.
----------------------------
Name: Edward N. Patrick, Jr.

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                                   SCHEDULE A


David F. Brussard

William J. Begley, Jr.

Daniel F. Crimmins

Robert J. Kerton

David E. Krupa

Daniel D. Loranger

Edward N. Patrick, Jr.